UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2019, AeroVironment, Inc. (the “Company”) entered into an amendment to the Design and Development Agreement (the “Amendment”) with HAPSMobile, Inc.  Under the Amendment, the maximum net value of the Design and Development Agreement increased by $17,226,306, for a total maximum net value of $87,026,930.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendments.

The Company intends to seek confidential treatment for certain portions of all amendments entered into under the Design and Development Agreement. The Company will file the amendments as exhibits to its Annual Report on Form 10-K for the year ended April 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: March 25, 2019	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer